Exhibit 3.11

                             SHAREHOLDERS AGREEMENT

         THIS AGREEMENT ("AGREEMENT"), made this 24th day of September, 1999, by and among ID Technologies Corporation, a North Carolina corporation (the "COMPANY"); those shareholders of Company listed on Schedule 1 attached hereto (the "SHAREHOLDERS"); and those investors in Company listed on Schedule 2 attached hereto (the "INVESTORS").

                              W I T N E S S E T H:

         WHEREAS, Shareholders are the holders of certain of the issued and outstanding shares of Company's Common stock (the "COMMON STOCK");

         WHEREAS, Investors are the holders of Convertible Debentures convertible into shares of Company's Series A Preferred stock (collectively, the "DEBENTURES"); and

         WHEREAS, the parties desire to enter into this Agreement for the purpose of promoting continuity in the ownership of the capital stock of Company.

         NOW, THEREFORE, in consideration of the premises, and the mutual terms and conditions set forth herein, it is hereby agreed by and among Company, Shareholders and Investors that all the shares of capital stock of Company (which for purposes of this Agreement include options, warrants and other rights to acquire capital stock) owned or held at any time by any Investor, Shareholder or by any transferee thereof (the "SHARES") shall be subject to the following agreements:

         1. Transfer of Shares. No transfer or sale by any Shareholder of the Shares shall be permitted (except pursuant to the provisions of this Agreement), including without limitation, a sale or transfer of Shares to any entity not a party to this Agreement, except pursuant to the provisions of this Agreement; PROVIDED, HOWEVER, that all or any portion of the Shares may be transferred by a Shareholder in a Permitted Transfer. For purposes of this Agreement, "PERMITTED TRANSFER" shall mean: (a) a transaction not involving a change in beneficial ownership; (b) transactions involving distribution without consideration by a partnership to any of its partners, retired partners, or to the estate of any of its partners, or by a limited liability company to any of its members, retired members or to the estate of any of its members, (c) transfers by an individual to a trust for the benefit of such individual or his family; (d) transfers by gift, will or intestate succession to the spouse, lineal descendants or ancestors of any Shareholder or spouse of a Shareholder; or (e) transfers permitted pursuant to Rule 144 under the Securities Act of 1933, as amended. Each transferee in a Permitted Transfer after the date of this Agreement shall execute and deliver to Company a counterpart of this Agreement as a condition to the effectiveness of such Permitted Transfer. Upon such execution and delivery, copies of such counterparts shall be delivered by Company to Shareholders and Investors.

         2.       Procedure for Disposition of Shares.

                  a. Restriction on Transfer. Any Shareholder who desires to sell all or any portion of the Shares held by such person (as used in this Section, the "SELLING SHAREHOLDER") and who has received from a non-related party a bona fide offer to purchase the Shares, shall only transfer the Shares in accordance with the following provisions of this Section 2.

                  b. Offer to Company. The Selling Shareholder shall give to Company and all Investors a written notice (the "NOTICE") of its intention to sell the Shares (the "OFFERED SHARES"), which Notice shall specify the following:

                  i. Name, address and telephone number of the proposed purchaser;

                  ii.      Price and proposed terms of payment;

                  iii.     Number of Shares to be purchased;

                  iv.      Date of proposed sale; and

                  v.       Any other material terms of the sale.

Company shall then have the right to purchase all the Offered Shares in accordance with the terms set forth in the Notice; PROVIDED, HOWEVER, that Company must notify the Selling Shareholder within five (5) days of its receipt of such Notice of its intention to purchase all the Offered Shares.

                  c. Offer to Investors. In the event Company shall decide not to purchase all the Offered Shares, it shall so notify all Investors of such decision. The Investors shall have the right to purchase all the Offered Shares in accordance with the terms set forth in the Notice, on a pro rata basis determined by each such party's proportionate ownership interest of all outstanding Shares determined on an as-converted, as-exercised, fully-diluted basis (which for purposes of this Agreement shall include Shares issuable upon conversion of the Debentures, and Series A Preferred stock issued or issuable upon conversion thereof, and exercise of vested warrants held by Investors, other than warrants of Investors issued on the date hereof to purchase up to Five Hundred Thousand Dollars ($500,000) of Common Stock to the extent not exercised); PROVIDED, HOWEVER, that each Investor must notify the Selling Shareholder and all of the other Investors within twelve (12) days from the date the Notice was delivered to Company and to Investors of its intention to purchase its proportionate interest of the Offered Shares. In the event any Investor elects not to acquire its proportionate interest, the remaining Investors shall be entitled to acquire such interest on a pro rata basis as described above; PROVIDED, HOWEVER, that the other Investors must notify the Selling Shareholder of their intention to purchase such shares within fifteen
(15) days from the date the Notice was delivered to Company and to Investors. Investors holding a majority of the Shares owned by Investors (determined on an as-converted, as-exercised, fully-diluted basis) may waive for Company and Investors the rights of first refusal contained herein if such Investors deem the transfer of the Shares of the Selling Shareholder to the person named in the Notice to be in the best interest of Investors and/or Company. In the event the Investors elect to purchase the Offered Shares, the closing of such purchase(s) shall occur not less than forty-five (45) days after the expiration of the periods set forth above for the election by the Investors to purchase the Offered Shares, unless otherwise agreed in writing by the Investors purchasing the Offered Shares.

                  d. Sale to Third Party. In the event Company and Investors do not notify the Selling Shareholder of its or their intention to exercise the rights set forth in subsections 2.b. and 2.c. hereof within the time period specified therein to purchase all of the Offered Shares, the Selling Shareholder shall have the right for ninety (90) days to consummate the transaction outlined in the Notice subject to the provisions of subsection 2.e. hereof and the other provisions of this Agreement (other than this Section 2) including Section 3 and 4 hereof; PROVIDED, HOWEVER, that no sale shall be made hereunder unless the purchaser agrees to be bound by the terms of this Agreement and has executed an agreement to that effect on terms reasonably satisfactory to Investors. Upon the expiration of the ninety (90) day period set forth above, the Selling Shareholder must comply with all the provisions of this Section prior to making any further sale of such Shares.

                  e. Right of Co-Sale. In the event a Selling Shareholder disposes of Shares pursuant to subsection 2.d. hereof, Investors shall have the right to sell a proportionate number of shares of capital stock to the third party acquiring the Selling Shareholder's Shares, on the same terms as outlined in the Notice, in accordance with the following procedure:

                  i. The Selling Shareholder shall, prior to sale, give written notice to each Investor of its right of co-sale.

                  ii. Each Investor shall have ten (10) days to determine if it desires to sell Shares to the third party acquiring the Selling Shareholder's Shares.

                  iii. If any Investor elects to sell pursuant to this Section, it shall have the right to sell a number of Shares of the total number of Shares to be sold that is proportionate to its interest in all outstanding Shares (determined on an as-converted, as-exercised, fully-diluted basis, including Shares issuable upon conversion of the Debentures, and Series A Preferred stock issued or issuable upon conversion thereof, and exercise of vested warrants held by Investors).

                  f. Failure to Deliver Shares. If a Selling Shareholder becomes obligated to sell to an Investor under this Agreement any Shares, and the Selling Shareholder fails to comply with its obligations hereunder relating to the delivery of certificates for the Shares, such Investor may, at its option, in addition to all other remedies it may have, send to Company for the benefit of such Selling Shareholder the purchase price for such Shares as is herein specified. Thereupon, Company upon written notice to such Selling Shareholder
(i) shall cancel on its books the certificate(s) representing the Shares to be sold, and (ii) shall issue, in lieu thereof, in the name of such Investor, a new certificate(s) representing such Shares, and thereupon all of such Selling Shareholder's rights in and to such Shares shall terminate. Company may exercise a similar remedy in enforcing its rights hereunder.

         3. Prohibition Against Transfer to Competitors. Notwithstanding any provision of this Agreement, no Shareholder shall sell or otherwise transfer any Shares to any person or entity which is a competitor of the Company.

         4. Prohibition Against Pledge of Stock. Without the prior written consent of the Investors, which consent shall not be unreasonably withheld, no Shareholder shall pledge, hypothecate or grant a security interest in all or any part of the Shares other than pledges, hypothecations or security interests granted to lenders in connection with loans to purchase Shares.

         5. Legend. Each certificate for capital stock in Company held by any Shareholder shall be presented to Company and the following legend shall be placed on the face thereof:

         "The shares represented by this Certificate may not be sold or transferred without compliance with the terms of a Shareholders Agreement dated as of September 24, 1999 among Company and certain shareholders of Company, a copy of which Agreement is on file in the office of the Secretary of Company. The Agreement provides for certain restrictions on transfer and rights to purchase."

         6. Termination. This Agreement shall remain in full force and effect until the closing of the sale of shares of Company's Common Stock by Company in an underwritten public offering registered under the Securities Act of 1933 (the "1933 ACT") (other than a registration relating solely to employee benefit plans or to a transaction under Rule 145 under the 1933 Act or any successor rule thereto) in which (before deduction of underwriter commissions and selling expenses) the public offering price is equal to or exceeds Five Dollars ($5.00) per share of Common Stock (subject to adjustment for stock splits, reverse stock splits and other similar corporate reorganizations) and the gross proceeds to Company equal or exceed Fifteen Million Dollars ($15,000,000.00) (hereinafter, a "QUALIFIED PUBLIC OFFERING").

         7. Notice Provisions. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery or upon confirmed delivery by facsimile or telecopy, or on the fifth day (or the tenth day if to a party with a foreign address) following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed: (a) if to a Shareholder, at such Shareholder's address as set forth on Schedule 1 attached hereto, or at such other address as such Shareholder shall have furnished to the other parties hereto in writing;
(b) if to an Investor, at such Investor's address as set forth on Schedule 2 attached hereto, or at such other address as such Investor shall have furnished to the other parties hereto in writing, with a copy to:

                           Kennedy Covington Lobdell & Hickman, L.L.P.
                           Attn:  Robert B. Womble, Esq.
                           Two Hannover Square
                           Suite 1900 (27601)
                           Post Office Box 1070 (27602)
                           Raleigh, North Carolina
                           Telephone:       (919) 743-7300
                           Facsimile:       (919) 743-7358

(c) if to Company, at the address noted below, or at such other address as Company shall have furnished to the other parties hereto in writing:

                           ID Technologies Corporation
                           Attn:  J. Phillips L. Johnston
                           NCSU Centennial Campus
                           920 Main Campus Drive
                           Suite 400
                           Raleigh, North Carolina 27606
                           Telephone:  (919) 424-3722
                           Facsimile:  (919) 424-3723

         with a copy to:

                           Poyner & Spruill, L.L.P.
                           Attn:  James M. O'Brien III
                           3600 Glenwood Avenue
                           Post Office Box 10096
                           Raleigh, North Carolina 27605-0096
                           Telephone:       (919) 783-6400
                           Facsimile:       (919) 783-1075

         8. Amendment and Waiver. Except as otherwise expressly provided herein,
(a) any matter requiring the approval or consent of Investors shall require the approval or consent of Investors, or their transferees, holding greater than fifty percent (50%) of the Shares held by the Investors, and (b) any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) with the written consent of Company and Investors (or their transferees) holding greater than fifty percent (50%) of the Shares held by the Investors; PROVIDED, HOWEVER, that no such amendment or waiver shall increase the obligation of a Shareholder or an Investor hereunder, or directly or indirectly reduce the equity percentage of a Shareholder or Investor (on an as-converted, as-exercised, fully-diluted basis), without the written consent of such party; and PROVIDED, FURTHER, that no such amendment or waiver shall reduce the aforesaid percentage of Shares, the holders of which are required to consent to any waiver or supplemental agreement, without the consent of the holders of all of such Shares. Any amendment or waiver effected in accordance with this
Section 8 shall be binding upon Company, Shareholders, Investors and each of their future transferees. Upon the effectuation of each such amendment or waiver, Company shall promptly give written notice thereof to the holders of the Shares who have not previously consented thereto in writing.

         9. Governing Law. This Agreement shall be governed by and construed under the laws of the State of North Carolina, as applied to agreements among North Carolina residents made and to be performed entirely within the State of North Carolina, and without regard to the conflicts of law principles as may otherwise be applicable.

         10. Jurisdiction and Venue. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereunder may be brought in the courts of Wake County in the State of North

Carolina or of the United States of America for the Eastern District of North Carolina, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding, by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address set forth in this Agreement, such service to become effective ten (10) days after such mailing.

         11. Binding on Successors. This Agreement shall bind and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, successors and permitted assigns, including any transferees permitted under Section 1 hereof.

         12. Entire Agreement. This instrument shall constitute the entire understanding between the parties, superseding any and all previous understandings, oral or written, pertaining to the subject matter contained herein.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

                           SIGNATURE PAGE FOR COMPANY

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written, the corporate parties acting by their duly authorized officers.

                                     COMPANY:

ATTEST:                              ID TECHNOLOGIES CORPORATION


    /s/  Barbara D. Lane             By:      /s/  J. Phillips L. Johnston
------------------------------           ----------------------------------
Asst. Secretary                               J. Phillips L. Johnston, President

[Corporate Seal]

               SIGNATURE PAGE FOR CENTENNIAL VENTURE PARTNERS, LLC

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written, the corporate parties acting by their duly authorized officers.


                       CENTENNIAL VENTURE PARTNERS, LLC (SEAL)

                                By:      Centennial Venture Management, LLC,
                                Manager (SEAL)


                                By:      /s/  Glenn J. Kline
                                    --------------------------------------------
                                Glenn J. Kline, Managing Director and Manager

             SIGNATURE PAGE FOR WILLIAM F. LANE AND BARBARA D. LANE

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written, the corporate parties acting by their duly authorized officers.



                                              /s/  William F. Lane        (SEAL)
                                     -------------------------------------
                                     William F. Lane


                                              /s/  Barbara D. Lane        (SEAL)
                                     -------------------------------------
                                     Barbara D. Lane

                        SIGNATURE PAGE FOR KAYE B. AMICK

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written, the corporate parties acting by their duly authorized officers.


                                     /s/  Kaye B. Amick                  (SEAL)
                                     -------------------------------------
                                     Kaye B. Amick

                                 SIGNATURE PAGE
                                       FOR
                     INFORMATION RESOURCE ENGINEERING, INC.

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written, the corporate parties acting by their duly authorized officers.


                                     INFORMATION RESOURCE ENGINEERING,
                                     INC. (SEAL)


                                     By:          /s/  A. A. Caputo       (SEAL)
                                     -------------------------------------
                                     Name:        A.A. Caputo
                                     -------------------------------------
                                     Title:       President
                                     -------------------------------------

                 SIGNATURE PAGE FOR PETER COKER AND SUSAN COKER

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written, the corporate parties acting by their duly authorized officers.



                                     /s/  Peter Coker                     (SEAL)
                                     -------------------------------------
                                     Peter Coker


                                     /s/ Susan Coker                      (SEAL)
                                     -------------------------------------
                                     Susan Coker

                     SIGNATURE PAGE FOR ADDITIONAL INVESTORS

         IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the day and year first above written, the corporate parties acting by their duly authorized officers.


                                     ___________________________________ (SEAL)


                                     By:_________________________________
                                     Name:    ___________________________
                                     Title:   ___________________________

                                   SCHEDULE 1

                                  SHAREHOLDERS

===========================================================================================================

NAME AND ADDRESS                                                    NUMBER OF SHARES     PERCENTAGE OF
                                                                    OF COMMON STOCK      SHARES OF COMMON
                                                                                         STOCK
                                                                                         (FULLY-DILUTED)
===========================================================================================================
Willian F. Lane and Barbara D. Lane                                     2,427,404                        %
2506 West Nash Street, Suite C
Wilson, North Carolina 27896
-----------------------------------------------------------------------------------------------------------
Kaye B. Amick                                                           1,045,956                        %
1809 Faison Road
Durham, North Carolina 27705
-----------------------------------------------------------------------------------------------------------
Information Resource Engineering, Inc.                                  1,120,660                        %
8029 Corporate Drive
Baltimore, Maryland 21236
-----------------------------------------------------------------------------------------------------------
Peter and Susan Coker                                                     320,000                        %
1305 Slatestone Court
Raleigh, North Carolina 27615
-----------------------------------------------------------------------------------------------------------
Total                                                                   4,914,020                        %
-----------------------------------------------------------------------------------------------------------

                                   SCHEDULE 2

                                    INVESTORS

===========================================================================================================

NAME AND ADDRESS                                                    ORIGINAL PRINCIPAL   PERCENTAGE OF
                                                                    AMOUNT OF            ORIGINAL
                                                                    DEBENTURES           PRINCIPAL AMOUNT
===========================================================================================================
Centennial Venture Partners, LLC                                        $300,000               100%
2 Davis Drive
Research Triangle Park, NC  27709
Telephone:  (919) 485-8844
Facsimile:    (919) 485-8843
Attn: Glenn J. Kline
-----------------------------------------------------------------------------------------------------------
Total                                                                   $300,000               100%
===========================================================================================================